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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 7, 2001

                              --------------------

                                    ICO, INC.
             (Exact name of registrant as specified in its charter)


           TEXAS                      0-10068                  76-0566682
(State or other jurisdiction     (Commission File           (I.R.S. Employer
      of incorporation)               Number)              Identification No.)

                              5333 WESTHEIMER ROAD
                                    SUITE 600
                              HOUSTON, TEXAS 77056
              (Address of principal executive offices and zip code)

                                 (713) 351-4100
              (Registrant's telephone number, including area code)

                                11490 WESTHEIMER
                                   SUITE 1000
                              HOUSTON, TEXAS 77077
          (Former name or former address, if changed since last report)


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ITEM 5.           OTHER EVENTS.

         I.   Changes in Management

         On June 7, 2001, ICO, Inc. ("ICO" or the "Company") issued a press release announcing that the Company has entered into termination agreements with ICO's Chairman and Chief Financial Officer, Dr. Asher ("Al") O. Pacholder, and its President and Chief Executive Officer, Sylvia A. Pacholder, as well as with Robin E. Pacholder (Senior Vice President of ICO and President of Wedco, North America), David M. Gerst (Senior Vice President and General Counsel of ICO) and Tom D. Pacholder (Senior Vice President--Corporate Administration of Wedco, Inc.) (collectively referred to herein as the "Terminated Employees"). ICO also announced the resignations of Al Pacholder and Sylvia Pacholder as Directors of ICO.

         ICO further announced that John N. Williamson was named chairman of the Board of Directors and Timothy J. Gollin and Christopher N. O'Sullivan were appointed to the Board of Directors. In addition, Mr. Gollin was named President and Chief Executive Officer of ICO; and Mr. O'Sullivan was named Vice Chairman and Chief Financial Officer. It is ICO's intention to negotiate and, if approved by the Board of Directors, to enter into employment contracts with Messrs. Gollin and O'Sullivan.

         Messrs. Gollin and O'Sullivan are also managers of Travis Street Partners, LLC ("TSP"), a Houston-based company which leads an investment group owning 7.3% of ICO's common stock. Three other directors nominated by TSP were elected to ICO's board of directors in April after a lengthy proxy contest. In early May, TSP proposed to acquire ICO at a price of $3.10 per share.

         Each of the termination agreements (the "Termination Agreements") was entered into by the Terminated Employees in settlement and compromise of their respective employment contracts (the "Employment Contracts") with ICO. Pursuant to the Termination Agreements, ICO terminated each of the Terminated Employees as an employee and officer of ICO or Wedco, as applicable, and accepted each Terminated Employees' resignation from all other positions with ICO and its affiliates and subsidiaries, except any positions held in Pacholder Associates, Inc. or the Pacholder High Yield Fund.

         In settlement of each Terminated Employee's Employment Contract, ICO agreed to pay the following amounts to each Terminated Employee in cash: Al Pacholder, $2,402,877; Sylvia Pacholder, $2,615,068; Robin Pacholder, $702,205; David Gerst, $702,205; and Tom Pacholder, $384,541.

         The Termination Agreements also required ICO to pay for each Terminated Employee's accrued vacation and certain other expenses as more fully described in the attached Termination Agreements. The Termination Agreements also provide Al Pacholder and Sylvia Pacholder with reasonable access to certain property of the Company for a limited period of time.

         Also, in consideration for entering into the Termination Agreements, ICO and each Terminated Employee agreed to release each other from any and all claims, demands and causes of action.

         ICO has acknowledged that the termination of the Terminated Employees was not as a result of disability and was not intended to be as a result of any action that would constitute "Cause," as defined under the Employment Contracts. If ICO had been required to pay the Terminated Employees the amounts which otherwise would have been payable under the Employment Contracts for termination without "Cause" or as a result of disability, ICO would have had to pay a higher amount to the Terminated Employees. The Termination Agreements thus represent a compromise between each Terminated Employee and ICO. ICO's board of directors believes the Termination Agreements are in the best interest of ICO and its shareholders.

         Under the Termination Agreements, ICO is also required to pay a gross-up payment in an amount equal to the amount of taxes imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, on the severance payments paid to each of the Terminated Employees. ICO has escrowed approximately $3.1 million for the benefit of the Terminated Employees to cover gross-up payments and applicable withholding which may be required if the termination transactions ultimately require the payment of certain excise taxes.

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         Each Terminated Employee is required under the Termination Agreements to keep confidential and not to use or disclose, to any person, any information, data or technology regarding the business or operations of ICO, or any affiliate thereof. Similarly, each Terminated Employee agreed to non-compete and non-solicitation provisions as more fully described in the attached Termination Agreements.

         II.  Special Committee

         On June 8, 2001, ICO announced that the Board of Directors of ICO has established a Special Committee (consisting of independent directors) to consider the pending acquisition proposal from TSP and any other acquisition proposals that may be received by ICO. It is expected that the Special Committee will retain financial and other advisors to assist in the evaluation and review of acquisition proposals.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Statements of Business Acquired.
             Not applicable.

         (b) Pro Forma Financial Information.
             Not applicable.

         (c) Exhibits

         Exhibit        Description
         99.1            Termination Agreement by and between Asher O. Pacholder
                         and ICO, Inc., effective as of June 7, 2001.

         99.2            Termination Agreement by and between Sylvia A.
                         Pacholder and ICO, Inc., effective as of June 7, 2001.

         99.3 Termination Agreement by and between Robin E. Pacholder and ICO, Inc., effective as of June 7, 2001.

         99.4            Termination Agreement by and between David M. Gerst and
                         ICO, Inc., effective as of June 7, 2001

         99.5            Termination Agreement by and between Tom D. Pacholder,
                         ICO, Inc. and Wedco, Inc., a New Jersey corporation and wholly-owned subsidiary of ICO, Inc., effective as of June 7, 2001.

         99.6            Press Release dated June 7, 2001.

         99.7 Letter, dated June 8, 2001, from Tim Gollin, President and Chief Executive Officer of ICO, Inc., regarding changes in management at ICO, Inc.

         99.8            Press Release dated June 8, 2001.

ITEM 9.           REGULATION FD DISCLOSURE.

         On June 8, 2001, ICO circulated a letter to its customers, employees and shareholders which acknowledged the change in management and set forth certain actions which the Company now expects to take, including:

         o        approving employment agreements with new management;

         o        redeploying resources to reduce SG&A expenses;

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         o        initiating a search for an executive to oversee ICO's plastics and petrochemical business;

         o submitting TSP's acquisition proposal and other acquisition proposals which may be received by ICO to ICO's independent directors; and

         o        developing strategies to maximize shareholder value.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ICO, INC.

Date:  June 8, 2001                 By:    /s/ Timothy J. Gollin
                                           _____________________________________

                                    Name:  Timothy J. Gollin
                                           _____________________________________

                                    Title: President and Chief Executive Officer
                                           _____________________________________

                                 EXHIBIT INDEX

         Exhibit        Description
         99.1            Termination Agreement by and between Asher O. Pacholder
                         and ICO, Inc., effective as of June 7, 2001.

         99.2            Termination Agreement by and between Sylvia A.
                         Pacholder and ICO, Inc., effective as of June 7, 2001.

         99.3 Termination Agreement by and between Robin E. Pacholder and ICO, Inc., effective as of June 7, 2001.

         99.4            Termination Agreement by and between David M. Gerst and
                         ICO, Inc., effective as of June 7, 2001

         99.5            Termination Agreement by and between Tom D. Pacholder,
                         ICO, Inc. and Wedco, Inc., a New Jersey corporation and wholly-owned subsidiary of ICO, Inc., effective as of June 7, 2001.

         99.6            Press Release dated June 7, 2001.

         99.7 Letter, dated June 7, 2001, from Tim Gollin, President and Chief Executive Officer of ICO, Inc., regarding changes in management at ICO, Inc.

         99.8            Press Release dated June 8, 2001.